UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2023

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each warrant exercisable for 1/10th of one share of Class A common stock at an exercise price of $115.00 per whole share of Class A common stock	WSUPW	OTCPK*
*    On July 7, 2023, the New York Stock Exchange filed a Form 25 with the U.S. Securities and Exchange Commission to delist the redeemable publicly-traded warrants.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Erik Snell from the Board
(b) On September 26, 2023, Erik Snell notified the Board of Directors (the “Board”) of Wheels Up Experience Inc. (the “Company”) of his resignation from the Board, effective immediately. The departure of Mr. Snell is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.
Appointment of Lee Moak to the Board
(d) In order to fill the vacancy on the Board following the resignation of Mr. Snell, on September 26, 2023, the Board resolved to appoint Lee Moak to the Board, effective as of September 26, 2023. As a Class III director, Mr. Moak will have an initial term as a director until the 2024 annual meeting of the Company’s stockholders and his successor is duly elected and qualified.
Mr. Moak, age 66, currently serves as Chief Executive Officer of Intrepid LLC, a business consulting firm he co-founded in January 2015. Previously, Mr. Moak was a Boeing 767 Captain at Delta Air Lines, Inc., for whom he served as a pilot from 1988 until 2014, and was President and Chief Operating Officer of the Air Line Pilots Association from 2010 until 2014. He began his career by attending the United States Marine Corps Officer Candidate School in 1977, and later became a Marine Corps and Navy fighter pilot, retiring from military service in 2001 after holding the ranks of Captain in the United States Marine Corps and Commander in the United States Navy. Mr. Moak currently serves on the United States Postal Service (“USPS”) Board of Governors, an appointment he has held since being confirmed by the United States Senate on June 18, 2020, and will continue to hold until the end of his appointment on December 8, 2023. He currently chairs the USPS Board of Governors’ Compensation and Governance Committee and serves on the Audit and Finance Committee. Mr. Moak has also served on the Board of Directors of Grupo Aeroméxico S.A.B. de C.V. since March 2022 and the Board of Directors of Reliable Robotics Corporation since April 2023. He also served on the AFL-CIO Executive Council and Financial Oversight Committee for the AFL-CIO Transportation Trades Department, had a seat on the U.S. Federal Aviation Administration (“FAA”) NextGen Advisory Committee , and was a member of the FAA Management Advisory Council on management, policy, spending and regulatory matters. Mr. Moak earned his bachelor’s degree from the University of West Florida.
There are no family relationships between Mr. Moak and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Moak was appointed to the Board pursuant to the Investment and Investor Rights Agreement, dated as of September 20, 2023 (the “Investor Rights Agreement”), by and among, inter alia, the Company and Delta Air Lines, Inc., as a Delta Director (as defined in the Investor Rights Agreement); provided, that he is not a party to such agreement in his individual capacity. Otherwise, there are no arrangements or understandings between Mr. Moak and any other person pursuant to which he was appointed to serve on the Board. There are no transactions between Mr. Moak and the Company that would require disclosure under Item 404(a) of Regulation S-K. It is expected that Mr. Moak will receive similar compensation for his service as other similarly situated directors.
In addition, the Board appointed Adam Zirkin as Chairperson of the Board, effective as of September 20, 2023, and redetermined Board committee assignments as follows: (i) each of Andrew Davis (Chair), Timothy Armstrong and Lee Moak will serve on the Audit Committee of the Board; (ii) each of Adam Zirkin (Chair), David Adelman and Zachary Lazar will serve on the Compensation Committee of the Board; (iii) each of Jeffrey Nedelman (Chair), Timothy Armstrong and Adam Cantor will serve on the Nominating and ESG Committee of the Board; and (iv) each of Lee Moak (Chair), Alain Bellemare and Adam Zirkin will serve on the Safety and Security Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: October 2, 2023	By:	/s/ Todd Smith
		Name:	Todd Smith
		Title:	Chief Financial Officer